Exhibit 99.1

GLOBAL INDUSTRIAL COMPANY REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS

Sales of $321.0 Million
Operating Income of $18.2 Million; Operating Margin 5.7%
Board Declares $0.26 Dividend

PORT WASHINGTON, NY, April 29, 2025 – Global Industrial Company (NYSE: GIC), a value-added distributor and source for industrial equipment and supplies today announced financial results for the first quarter ended March 31, 2025.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended March 31,
	2025	2024
Net sales	$321.0	$323.4
Gross profit	$112.1	$110.9
Gross margin	34.9%	34.3%
Operating income from continuing operations	$18.2	$17.4
Operating margin	5.7%	5.4%
Net income from continuing operations	$13.5	$13.1
Net income per diluted share from continuing operations	$0.35	$0.34

Net income from discontinued operations	$0.1	$0.1
Net income per diluted share from discontinued operations	$0.00	$0.00
*
Global Industrial Company manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarters ended March 29, 2025 and March 30, 2024, respectively. The first quarters of both 2025 and 2024 included 13 weeks.

First Quarter 2025 Financial Summary:

•Consolidated sales decreased 0.7% to $321.0 million compared to $323.4 million last year.
•Consolidated gross margin increased to 34.9% compared to 34.3% last year.
•Consolidated operating income from continuing operations increased 4.6% to $18.2 million compared to $17.4 million last year.
•Net income per diluted share from continuing operations increased 2.9% to $0.35 compared to $0.34 last year.

Anesa Chaibi, Chief Executive Officer, said, "In the first quarter we generated revenue of $321 million, a decline of less than one percent from the year ago period. This performance was significant given the soft start in January, which was impacted by the mid-week timing of the New Year’s holiday. Excluding the holiday impact, revenue would have been up low single digits in the quarter. Results were led by Indoff and our largest strategic accounts. Performance improved as we moved through the period and we ended the quarter with growth in March. Gross margin increased 60 basis points over the first quarter of 2024; and with strong cost controls, operating income improved 4.6%. These results reflect good execution across the business and I’m very proud of the team."

"Global Industrial has an exceptional platform and the ability to scale the business organically. We bring significant value to the market though the delivery of a frictionless end-to-end customer experience, industry expertise and a broad product offering. I believe we can accelerate our success going forward, by broadening whom we serve, expanding existing account relationships and accelerating our growth initiatives. With a customer-centric culture and strong balance sheet, we are well-positioned to support and strengthen customer relationships."

"The tariffs enacted in April have created a disruption not only in our business, but also to the entire supply chain and our customers. As we look to mitigate their impact, our focus is on what we control. We are working closely with manufacturing and vendor partners, ensuring product availability, and providing customers with as much visibility as we can in a very fluid environment."

At March 31, 2025, the Company had total working capital of $192.5 million, cash and cash equivalents of $39.0 million, and excess availability under its credit facility of approximately $120.5 million. Operating cash flow provided by continuing operations in the quarter was $3.3 million. The Company’s Board of Directors has declared a cash dividend of $0.26 per share to common stock shareholders of record at the close of business on May 12, 2025, payable on May 19, 2025.

Earnings Conference Call Details
Global Industrial Company will host a conference call and question and answer session on its first quarter 2025 results today, April 29, 2025 at 5:00 p.m. Eastern Time. A live webcast of the call will be available on the Company’s website at https://investors.globalindustrial.com in the events section. The webcast will also be archived on the website for approximately 90 days.

About Global Industrial Company
Global Industrial Company (NYSE: GIC), through its operating subsidiaries, is a value-added distributor and source for industrial equipment and supplies. Leveraging over 75 years of experience, Global Industrial specializes in providing MRO solutions to businesses ranging from small to enterprise, and to the public sector. Global Industrial is committed to its customer-centric strategy and uses industry expertise, products from its Global Industrial Exclusive BrandsTM, and nationally known brands to provide customers with a breadth of offerings to meet their needs. At Global Industrial, "We Can Supply That®".

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Any such statements that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections and are not guarantees of future performance. When used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this report are based on the Company’s beliefs and expectations as of the date of this report and are subject to risks and uncertainties which may have a significant impact on the Company’s business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain and undue reliance should not be placed on them. Important risk factors that may affect our future results of operations and financial condition are detailed from time to time in our Securities and Exchange Commission filings. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events, except as may be required by applicable law.
Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6729
mike@theplunkettgroup.com

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Statements of Operations – Unaudited
(In millions, except per share amounts)

	Quarter Ended March 31,
	2025	2024
Net sales	$321.0	$323.4
Cost of sales	208.9	212.5
Gross profit	112.1	110.9
Gross margin	34.9%	34.3%
Selling, distribution and administrative expenses	93.9	93.5
Operating income from continuing operations	18.2	17.4
Operating margin	5.7%	5.4%
Interest and other expense, net	0.1	0.2
Income from continuing operations before income taxes	18.1	17.2
Provision for income taxes	4.6	4.1
Net income from continuing operations	13.5	13.1
Net income from discontinued operations	0.1	0.1
Net income	$13.6	$13.2

Net income per common share from continuing operations:
Basic	$0.35	$0.34
Diluted	$0.35	$0.34

Net income per common share from discontinued operations:
Basic	$0.00	$0.00
Diluted	$0.00	$0.00

Net income per common share:
Basic	$0.35	$0.34
Diluted	$0.35	$0.34

Weighted average common and common equivalent shares:
Basic	38.3	38.2
Diluted	38.4	38.4

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Balance Sheets – Unaudited
(In millions)

	March 31,	December 31,
	2025	2024
Current assets:
Cash and cash equivalents	$39.0	$44.6
Accounts receivable, net	142.8	126.5
Inventories	178.6	167.1
Prepaid expenses and other current assets	12.5	14.4
Total current assets	372.9	352.6
Property, plant and equipment, net	18.3	19.1
Operating lease right-of-use assets	70.0	72.7
Goodwill and intangibles	64.9	65.7
Other assets	10.6	10.6
Total assets	$536.7	$520.7

Current liabilities:
Accounts payable and accrued expenses	$166.5	$154.3
Operating lease liabilities	13.9	14.1
Total current liabilities	180.4	168.4
Operating lease liabilities	66.3	69.0
Other liabilities	2.1	2.2
Shareholders’ equity	287.9	281.1
Total liabilities and shareholders’ equity	$536.7	$520.7

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Statements of Cash Flows - Unaudited
(In millions)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations	$13.5	$13.1
Adjustments to reconcile net income from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	1.9	1.9
Stock-based compensation	1.8	1.0
Provision for deferred taxes	0.1	0.3
Change in working capital	(14.6)	(10.7)
Other, net	0.6	0.7
Net cash provided by operating activities from continuing operations	3.3	6.3
Net cash provided by operating activities from discontinued operations	0.1	0.1
Net cash provided by operating activities	3.4	6.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(0.2)	(1.3)
Net cash used in investing activities	(0.2)	(1.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(10.1)	(9.6)
Stock-based compensation share issuances, net	1.3	0.0
Net cash used in financing activities	(8.8)	(9.6)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	0.0	0.0

NET DECREASE IN CASH	(5.6)	(4.5)
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	44.6	34.4
CASH AND CASH EQUIVALENTS – END OF PERIOD	$39.0	$29.9